UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the

Securities Exchange Act of 1934

Date of Report (Date of earliest event reported):  November 19, 2015

CHINA AUTO LOGISTICS INC.

 (Exact name of registrant as specified in its charter)

Nevada	001-34393	20-2574314
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(IRS Employer Identification No.)

Floor 1 FTZ International Auto Mall

86 Tianbao Avenue, Free Trade Zone

Tianjin Province, The People’s Republic of China 300461

(Address of principal executive offices)

Registrant’s telephone number, including area code: (86) 22-2576-2771

(Former Name or Former Address if Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions ( see General Instruction A.2. below):

☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.07.  Submission of Matters to a Vote of Security Holders.

Two proposals were submitted to a vote of the stockholders of China Auto Logistics Inc. (the “Company”) at the 2015 annual meeting of stockholders, which was held on November 19, 2015 (the “Annual Meeting”). The first proposal was for the election of seven nominees to serve as directors of the Company until the end of their respective terms. The second proposal was to ratify the appointment of Marcum LLP as the Company’s independent registered public accountants for the fiscal year 2015. Additional information about the proposals can be found in the Company’s definitive proxy statement filed with the Securities and Exchange Commission on October 7, 2015.

Of the 4,034,394 shares of stock issued and outstanding and entitled to vote at the Annual Meeting, 2,682,219 shares were represented in person or by proxy, which constituted approximately 66.48% of the total votes entitled to be cast at the meeting. Each share of common stock outstanding is entitled to one vote.

Proposal 1 – Election of Directors

The voting results for the election of Directors were as follows:

	Number of Shares Voted For	Number of Shares Withheld

Tong Shiping	1,920,467	5,553
Cheng Weihong	1,914,104	11,916
Wang Xinwei	1,920,904	5,116
Howard S. Barth	1,920,847	5,173
Wang Wei	1,920,690	5,330
Yang Lili	1,920,857	5,163
Zou Baoying	1,920,904	5,116

There were no votes against any nominee.  There were 756,199 broker non-votes for this proposal.

Proposal 2 – Ratification of the Appointment of Marcum LLP to serve as the Company’s independent registered public accountants for the fiscal year 2014

The voting results for the ratification of the appointment of Marcum LLP to serve as the Company’s independent registered public accountants for the fiscal year 2014 were as follows:

For: 2,561,977	Against: 119,263	Abstain: 979

There were no broker non-votes for this proposal.

2

SIGNATURE PAGE

Pursuant to the requirements of the Securities Exchange Act of 1934, as amended, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Date: November 25, 2015

CHINA AUTO LOGISTICS INC.

By:	/s/ Tong Shiping
Name:	Tong Shiping
Title:	President and Chief Executive Officer

3